                                                                   EXHIBIT 10.9

September 27, 2002

C. David Weaver
8910 Morris Rd.
Goodels MI 48027

Dear David,

I am pleased to offer you the position of VICE PRESIDENT SALES & ENGINEERING for the SpaceRak Division of Eugene Welding Company.

      SALARY - $92,000

      INCENTIVE COMPENSATION - (paid 1st Qtr of fiscal year and pro rata for less than year)

      - 20% of salary if Division is profitable

      - 25% if Division exceeds budget by 10%

      CAR ALLOWANCE - $350 per month plus fuel & oil changes.

      PAID VACATION - 4 weeks (comp time for hours over 48 per week)

      MAJOR MEDICAL & DENTAL - Teamsters Health & Welfare Plan Administered by Blue Cross/Blue Shield.(employee co pays 1/3 of weekly premium)

      401K PLAN - Company match of 50% up to 5% of income.

      BONUS SHORTFALL - EWCO will compensate for any difference (shortfall) in payout of expected Unarco 2002 bonus of $17,870.

      SIGNING BONUS - $5000 if you begin EWCO employment no later than Oct 14, 2002.

      SEPARATION AGREEMENT - In the event of termination of employment for any reason other than cause (illegal or unethical conduct) you will receive 6 months salary and medical benefits continuation.

      Please advise if this is acceptable.

      Sincerely,

      C. A. Vanella